UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

TransCoastal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14665	75-2649230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17304 Preston Road, Suite 700, Dallas, Texas		75252
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (972) 458-1701

N/A

17304 Preston Rd, Suite 700, Dallas TX	75252
(zip code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Rothstein Kass & Company, P.C. ("Rothstein Kass"), the independent certified public accountants who had been engaged by TransCoastal Corporation (the "Company") as the principal accountant to audit the Company's consolidated financial statements, informed the Company that it must resign as the Company's auditor. The reports by Rothstein Kass on the consolidated financial statements of the Company during the years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph describing the uncertainty as to the Company's ability to continue as a going concern. During the Company's two most recent fiscal years and subsequent period up to June 17, 2014, the Company did not have any disagreements with Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rothstein Kass, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. In addition, no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K have occurred.

The Company has requested Rothstein Kass to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter from Rothstein Kass, dated June 17, 2014, is filed as Exhibit 16.1 to this Form 8-K.

The Company's Board of Directors approved Whitley Penn, LLP ("Whitley Penn") as the Company's new principal independent certified public accountants to audit the Company's consolidated financial statements for the year ended December 31, 2014.

Item 9.01 Financial Statements and Exhibits

Exhibit 16.1	Letter from Former Auditors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2014

TransCoastal Corporation

By:	/s/ Stuart G. Hagler
Name:	Stuart G. Hagler,
Title:	CEO